EXHIBIT 15.1

                 AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Pride Petroleum Services, Inc.
         Registration Statement on Form S-3

     We are aware that our reports dated May 5, August 4 and November 3, 1995, on our review of interim financial information of Pride Petroleum Services, Inc. for the periods ended March 31, 1995 and 1994, June 30, 1995 and 1994 and September 30, 1995 and 1994 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement on Form S-3. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
January 19, 1996